UMAMI SUSTAINABLE SEAFOOD INC.
and
BAJA AQUA-FARMS, S.A. DE C.V.,

as Borrowers

______________________________________________

AMENDMENT NO. 4

Dated as of August 10, 2012

to

CREDIT AGREEMENT

Dated as of August 26, 2011

______________________________________________

AMERRA CAPITAL MANAGEMENT, LLC,
as Administrative Agent

AMENDMENT NO. 4

AMENDMENT NO. 4 dated as of August 10, 2012 by and among UMAMI SUSTAINABLE SEAFOOD INC., a Nevada corporation (the "US Borrower"); BAJA AQUA-FARMS, S.A. DE C.V., a Mexican corporation (the "Mexican Borrower" and, together with the US Borrower, the "Borrowers"); and AMERRA CAPITAL MANAGEMENT, LLC, as Administrative Agent for the Lenders (as hereinafter defined).

The Borrowers, the Lenders and the Administrative Agent are parties to certain Credit Agreement dated as of August 26, 2011 (as heretofore amended, supplemented or otherwise modified and in effect on the date hereof, the "Credit Agreement", providing, subject to the respective terms and conditions thereof, for extensions of credit (by making Loans) by the Lenders to the Borrowers; and

The Borrowers have requested (i) a separate extension of credit under the Credit Agreement and (ii) that certain provisions of the Credit Agreement be modified, and the Lenders have indicated their willingness to effect such amendments, pursuant to which the parties hereto wish to amend the Credit Agreement to evidence such changes. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

A.    References in the Credit Agreement to "this Agreement" shall be deemed to be references to the Credit Agreement as amended hereby.

B.    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

"IE Repayment Date" means each of August 31, 2012 and September 30, 2012.

"Term Loan" means the extension of credit made by the Lenders to the Borrowers under Amendment No. 4 to the Credit Agreement in the original principal amount equal to $5,000,000.

"TL Maturity Date" means March 31, 2013.

C.    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read in their respective entirety as follows:

"Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans hereunder (excluding the Term Loan), as such commitment may be (a) reduced from time to time pursuant to Section 2.05, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $30,000,000.

"IE Loan" means, collectively, the extensions of credit made by the Lenders to the Borrowers under the Credit Agreement in the principal amount equal to the Inter-Harvest Excess as determined by the Administrative Agent, which outstanding principal amount in the aggregate shall be no greater than $10,000,000.

"Loan" means an extension of credit made by the Lenders to either Borrower pursuant to this Agreement, including the IE Loan and the Term Loan (unless otherwise provided herein).

"Maximum IE" means, with respect to any calendar year, (a) $10,000,000 from April 1 to August 31 thereof, (b) $5,000,000 from September 1 to September 30 thereof, and (c) $0 from October 1 thereof to March 31 of the immediately succeeding calendar year.

"Prepayment Amount" means, with respect to any repayment or prepayment of a Loan on a day prior to the Maturity Date or the TL Maturity Date, as the case may be, other than as provided under Section 2.06(a) and Section 2.07(c), the following respective amounts: (a) in the case of the IE Loan and the Term Loan, one hundred and two and one-half percent (102.5%) of the principal amount so prepaid; and (b) in the case of any other Loan, one hundred and one percent (101%) of the principal amount so prepaid.

D.    The following definitions in Section 1.01 of the Credit Agreement are hereby deleted in the respective entirety: Amendment No. 2; Amendment No. 3; and First IE Loan. For the avoidance of doubt, each prior amendment to the Credit Agreement remains in effect unless modified by the parties hereto, and only the related defined terms are to be deleted.

E.    Section 2.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees (i) to make Loans (excluding the Term Loan) to the Borrowers on or after the date hereof, but prior to the Commitment Termination Date, in an aggregate principal amount that will not result in such Lender's Credit Exposure exceeding such Lender's Commitment; (ii) to make the IE Loan to the Borrowers in an aggregate principal amount of no more than $10,000,000; and (iii) to make the Term Loan to the Borrowers on the effective date of Amendment No. 4 to the Credit Agreement in an aggregate principal amount of no more than $5,000,000, in the respective amount set forth on Exhibit B to the Amendment No. 4; provided, however, the aggregate principal amount of the Loans (excluding the Term Loan) shall not exceed the Total Facility in effect at such time. The aggregate amount of the Lenders' Commitments to make Loans (other than the Term Loan) hereunder is $30,000,000. Amounts borrowed under this Section and repaid or prepaid may not be re-borrowed.

F.    Section 2.06(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date; provided, (y) the unpaid principal amount of the IE Loan shall be paid by the Borrowers in two repayments of $5,000,000 on each IE Repayment Date, and (z) the unpaid principal amount of the Term Loan shall be paid by the Borrowers on the TL Maturity Date.

G.    Section 2.07(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

On any date that the outstanding principal amount of the Loans exceeds the Borrowing Base in effect at such time, the Borrowers shall within one (1) Business Day thereof prepay the Loans in an amount which would result in compliance with Section 6.08(c). On any date that the outstanding principal amount of the IE Loan exceeds the Inter-Harvest Excess in effect at such time as determined by the Administrative Agent, the Borrowers shall within one (1) Business Day thereof prepay the IE Loan in an amount which would result in the outstanding principal amount thereof being equal to a sum no greater than the Inter-Harvest Excess then in effect.

H.    Section 2.08(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

Each of the IE Loan and the Term Loan shall bear interest at the LIBO Rate plus eleven and three-quarters percent (11.75%) per annum; the other Loans shall bear interest at the LIBO Rate plus nine percent (9.00%) per annum.

I.    A new Section 6.10 is hereby added to the Credit Agreement to read in its entirety as follows:

Minimum Biomass. The Borrowers shall not permit at any time the Insured Value of the Eligible Inventory held by the Borrower in Mexico to be less than 700 metric tons.

J.    The final paragraph of Article VII of the Credit Agreement is hereby amended to read in its entirety as follows:

then, and in every such event (other than an event with respect to any of the Loan Parties described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable and may thereafter be declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any of the Loan Parties described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided, however, the Administrative Agent shall apply any available funds under this Article with respect to the Loans then outstanding in the following order of priority: (1) the IE Loan, (2) the Loans, and (3) the Term Loan.

Section 3. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 4.

Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

A.    Execution by all Parties. This Amendment No. 4 shall have been executed and delivered by each of the parties hereto.

B.    Execution by the Borrowers. The Borrowers shall have executed and delivered to the Administrative Agent a promissory note in the principal amount of $[5,000,000], substantially in the form of Exhibit A to this Amendment No. 4.

C.    Corporate Action. The Administrative Agent shall have received evidence of the formalization before a Notary Public of any and all amendments of the existing Mexican Security Documents that are required to effect on behalf of the Administrative Agent any updates to the public registries relating to them so as to specify that the Indebtedness of the Mexican Borrower under the Credit Agreement has been increased as set forth in this Amendment No. 4 and in particular with respect to the Term Loan, and that the collateral described therein shall secure such increase in Indebtedness. This condition precedent shall also apply to any of the Subsidiaries of the Mexican Borrower, if applicable, and therefore shall require the Mexican Borrower to cause any of its Subsidiaries to execute any corporate action (or its equivalent) that is required to be taken approving this Amendment No. 4, the Credit Agreement as amended hereby and the borrowings by the Borrower under the Credit Agreement as amended hereby, in each case to the satisfaction of the Administrative Agent.

D.    Insurance. The Administrative Agent shall have received evidence of the maintenance of all insurance required to be maintained by the Loan Parties pursuant to the Credit Agreement and evidence that the Administrative Agent (on behalf of the Lenders) has been named an additional insured or loss payee under such insurance, and copies of all policies relating to such insurance.

E.    Examination and Review. The Administrative Agent shall have completed to its satisfaction a collateral security and operational examination of the Borrowers, including a review by its counsel of the insurance coverage maintained by the Borrowers with respect to the Pledged Inventory and its operating businesses.

F.    Amounts Owed by the Borrowers. The Borrowers shall have paid to the Administrative Agent for account of the Lenders an amendment fee relating to the IE Loan in the amount of $100,000; and the Administrative Agent shall deduct from the proceeds of the Term Loan for account of the Lenders an original issuance discount equal to two percent (2.00%) of the original principal amount of the Term Loan.

G.    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonable request.

Section 5. Additional Covenants. The Borrowers shall comply with the following covenants:

A.    Registrations. Within thirty-five (35) days of the date hereof, Borrowers shall deliver to the Administrative Agent true copies of any and all amendments made to the Mexican Security Agreements duly registered under the relevant public registries.

B.    Insurance. The Administrative Agent shall have received evidence of the renewal of all insurance required to be maintained by the Loan Parties pursuant to the Credit Agreement on or prior to September 1, 2012, together with evidence that the Administrative Agent (on behalf of the Lenders) has been named an additional insured or loss payee under such insurance.

The failure of the Borrowers to comply with the covenants set forth in this Section 5 will constitute an Event of Default under the Credit Agreement.

Section 6.    No Other Effect on Loan Documents. The Credit Agreement and each of the other Loan Documents, including the Security Documents, as specifically modified by this Amendment No. 4, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment No. 4 is a Loan Document.

Section 7.    No Waiver. The execution, delivery and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

Section 8.    Governing Law. THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.    Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 10.    Miscellaneous. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart.

The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment No. 4.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed as of the day and year first above written.

UMAMI SUSTAINABLE SEAFOOD INC., as
US Borrower

By	/s/ Oli V. Steindorsson
	Name:	Oli V. Steindorsson
	Title:	C.E.O.

BAJA AQUA-FARMS, S.A. DE C.V., as
Mexican Borrower

By	/s/ Oli V. Steindorsson
	Name:	Oli V. Steindorsson
	Title:	Presidente

AMERRA CAPITAL MANAGEMENT, LLC,
as Administrative Agent

By	/s/ Craig A. Tashjian
	Name:	Craig A. Tashjian
	Title:	Managing Director

LENDERS

AMERRA AGRI FUND II, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Craig A. Tashjian
	Name:	Craig A. Tashjian
	Title:	Managing Director

AMERRA AGRI OPPORTUNITY FUND, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Craig A. Tashjian
	Name:	Craig A. Tashjian
	Title:	Managing Director

JPMORGAN CHASE RETIREMENT PLAN,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Craig A. Tashjian
	Name:	Craig A. Tashjian
	Title:	Managing Director

EXHIBIT A
TO AMENDMENT NO. 4

Form of Promissory Note

EXHIBIT B
TO AMENDMENT NO. 4

TL Allocations

Lender	Allocations
AMERRA Agri Fund II, LP	$2,500,000.00
AMERRA Agri Opportunity Fund, LP	$1,500,000.00
JP Morgan Chase Retirement Plan	$1,000,000.00
TOTAL	$5,000,000.00